Exhibit 10.(iii)(z)

September 26, 2006

Mr. Mats Berglund

c/o Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Dear Mats:

                Reference is hereby made to (i) the letter agreement between you and Overseas Shipholding Group, Inc. (the “Company”) dated June 29, 2005 (the “Employment Agreement”), (ii) the Overseas Shipholding Group, Inc. Severance Protection Plan effective January 1, 2006 (the “Severance Plan”) in which you participate and have agreed to be bound by the restrictive covenants set forth therein pursuant to the Notice of Eligibility between you and the Company effective January 27, 2006, and (iii) the Change of Control Protection Agreement between you and the Company as of January 1, 2006 (the “Change of Control Agreement”).

                The purpose of this letter agreement is to reconcile certain terms from the Employment Agreement which may conflict with the terms of the Severance Plan and the Change of Control Agreement.  By your execution below, you hereby agree that:

(a)           during your Protection Period (as defined in the Severance Plan) under the Severance Plan:  (i) in connection with a termination of your employment by the Company without Cause, Section 7 of the Employment Agreement shall be replaced with Section 4 of the Severance Plan, (ii) Section 9 of the Employment Agreement shall be replaced by Section 7 of the Severance Plan and (iii) the definition of “Cause” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Cause” set forth on Appendix B to the Severance Plan; and

(b)           following a Change of Control (as defined in the Change of Control Agreement) and prior to termination of the Change of Control Agreement:  (i) in connection with a termination of your employment by the Company without Cause or by you for Good Reason, Section 7 of the Employment Agreement shall be replaced with Section 4 of the Change of Control Agreement, (ii) Section 9 of the Employment Agreement shall be replaced by Section 10 of the Change of Control Agreement, (iii) the definition of “Cause” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Cause” set forth in Section 1(ii) of the Change of Control Agreement and (iv) the definition of “Good Reason” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Good Reason” set forth in Section 1(v) of the Change of Control Agreement.

                All other terms of the Employment Agreement will remain unchanged and the Employment Agreement will remain in full force and effect.

                Please acknowledge your agreement by signing below.

Sincerely,

OVERSEAS SHIPHOLDING GROUP, INC.

By		/s/Morten Arntzen
	Name:	Morten Arntzen
	Title:	President

Agreed to and Accepted:

/s/Mats Berglund
Mats Berglund